CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.  The  information  contained in the Report fairly  presents,  in all
             material   respects,   the  financial   condition  and  results  of
             operations of the Registrant.

Date:    JANUARY 27, 2006         /S/ DONALD F. CRUMRINE
     ----------------------       --------------------------------------------
                                  Donald F. Crumrine, Director, Chairman of the
                                  Board and Chief Executive Officer
                                  (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.  The  information  contained in the Report fairly  presents,  in all
             material   respects,   the  financial   condition  and  results  of
             operations of the Registrant.

Date:    JANUARY 27, 2006         /S/ R. ERIC CHADWICK
     ----------------------       ----------------------------------------------
                                  R. Eric  Chadwick, Chief Financial Officer,
                                  Treasurer and Vice President
                                  (principal financial officer)